Exhibit 10.8

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of October 24, 2014, by and among OVERSTOCK.COM, INC., a Delaware corporation (the “Grantor”), and U.S. BANK NATIONAL ASSOCIATION in its capacity as Administrative Bank (the “Administrative Bank”) for the Banks party to the below-defined Loan Agreement (collectively, the “Banks”).

PRELIMINARY STATEMENT

The Grantor, O.com Land, LLC, a Utah limited liability company (with O.com Land, LLC and the Grantor referred to collectively as the “Borrowers”), the Administrative Bank and the Banks are party to a Loan Agreement dated as of October 24, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  The Grantor is entering into this Security Agreement in order to secure the Obligations of Borrowers under and in connection with the Loan Agreement and the other Loan Documents and to induce the Banks to enter into and extend credit the Loans to the Borrowers under the Loan Agreement.

ACCORDINGLY, the Grantor and the Administrative Bank, on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.         Terms Defined in the Loan Agreement.  All capitalized definitional terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2.         Terms Defined in Utah UCC.  Terms defined in the Utah UCC which are not otherwise defined in this Security Agreement or the Loan Agreement are used herein as defined in the Utah UCC.

1.3.         Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preamble and the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the Utah UCC.

“Article” means a numbered article of this Security Agreement, unless another document or the Utah UCC is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the Utah UCC but limited for purposes of this Agreement to Chattel Paper arising from the sale by Grantor of goods or services.

“Collateral” means all Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Inventory, and Deposit Accounts (with respect to which the Deposit Account is held at a Bank), wherever located, to the extent that the Grantor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Utah UCC.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the Utah UCC.

“Documents” shall have the meaning set forth in Article 9 of the Utah UCC.

“Excluded Collateral” means (a) money except to the extent in its status as proceeds of Collateral, and (b) any lease, license, contract, property rights (including intellectual property rights) or agreement to which the Grantor is a party or any of the Grantor’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest hereby would violate applicable Laws or constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of the Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective, thereby permitting attachment of the security interest in favor of Secured Party, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Utah UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity), provided, however, that the security interest granted hereby (x) shall attach immediately when the condition causing such abandonment, invalidation or unenforceability is remedied, (y) shall attach immediately to any severable term of such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (b)(i) or (ii) above and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the relevant account debtor or the Grantor’s counterparty has consented to such attachment.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the Utah UCC but limited for purposes of this Agreement to General Intangibles (including Payment Intangibles) arising from or related to the sale of goods or services and the collection of Accounts and General Intangibles necessary for the disposition of Grantor’s Inventory.

“Holders of Secured Obligations” shall include, without limitation, each Bank, the LC Issuer, the Administrative Bank and their respective Affiliates in respect of the Loans, LC Obligations and all other Obligations of Borrowers under the Loan Documents, each indemnified party arising under the Loan Documents, and the successors and permitted transferees and assigns of each of the foregoing.

“Instruments” shall have the meaning set forth in Article 9 of the Utah UCC but shall be limited for purposes of this Agreement to Instruments arising from Grantor’s sale of goods or services.

“Inventory” shall have the meaning set forth in Article 9 of the Utah UCC.

“Payment Intangibles” shall have the meaning set forth in Article 9 of the Utah UCC.

“Receivables” means, as applicable, Accounts, Chattel Paper, Documents, Instruments, or General Intangibles.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, the Obligations of Borrowers, as defined and described in the Loan Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the Utah UCC.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation under the Loan Agreement to reimburse the LC Issuer for drawings not yet made under a Facility LC issued by it; (ii) any other obligation (including any guarantee) under the Loan Agreement that is contingent in nature at such time; or (iii) an obligation under the Loan Agreement to provide collateral to secure any of the foregoing types of obligations.

“Utah UCC” means the Utah Uniform Commercial Code as in effect from time to time.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Administrative Bank, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided herein) their Affiliates, a security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral, to secure the payment and performance of the Secured Obligations.  Notwithstanding the foregoing, the Collateral shall not include and the security interests granted by this Security Agreement shall not attach to items of Excluded Collateral except as such attachment is permitted by the definition of Excluded Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants on the date of this Security Agreement and on any date on which representations or warranties are made or remade under the Loan Agreement to the Administrative Bank and the Holders of Secured Obligations that:

3.1.         Title, Authorization, Validity and Enforceability.  The Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to such owned Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Encumbrances), and has full corporate power and authority to grant to the Administrative Bank the security interest in such Collateral pursuant hereto.  The execution and delivery by the Grantor of this Security Agreement have been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Grantor and creates a security interest which is enforceable against the Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  When financing statements in appropriate form have been filed in the appropriate offices against the Grantor in the locations listed in Exhibit “C”, the Administrative Bank will have a fully perfected first priority security interest in the Collateral owned by the Grantor in which a security interest may be perfected by filing a financing statement (subject to Permitted Encumbrances).

3.2.         Conflicting Laws and Contracts.  Neither the execution and delivery by the Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) in any material respect any Governmental Requirements having applicability to the Grantor or Overstock’s Organizational Documents, or (ii) with respect to any indenture, instrument or agreement, the provisions of such indenture, instrument or agreement to which the Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of the Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Bank on behalf of the Holders of Secured Obligations) and the Permitted Encumbrances.

3.3.         Property Locations; Inventory.  The Inventory (other than Inventory in transit) of the Grantor is located solely at the locations of the Grantor described in Exhibit “A”.  All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by the Grantor as designated in Part C of Exhibit “A”.  With respect to any of its Inventory (other than Inventory in transit):  (a) no Inventory is now, or shall at any time or times hereafter be stored at any other location except as permitted by this Security Agreement or the Loan Agreement, (b) the Grantor has title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Bank, for the benefit of the

Administrative Bank and Holders of Secured Obligations and the Permitted Encumbrances, and (c) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

3.4.         No Other Names; Etc.  Within the last five (5) years, the Grantor has not conducted business under any legal name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “B”.  The name in which the Grantor has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents as filed with the Grantor’s jurisdiction of organization as of the date hereof.

3.5.         Reserved.

3.6.         Filing Requirements.  None of the Collateral owned by the Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute.

3.7.         No Financing Statements.  Grantor has not filed or authorized any third party to file any financing statement describing all or any portion of the Collateral or listing the Grantor as debtor in any recording office, except such as have been filed in favor of Administrative Bank on behalf of the Holders of Secured Obligations as the secured party or as other permitted as a Permitted Encumbrance.

3.8.         Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  The Grantor’s federal employer identification number is, and if the Grantor is a registered organization, the Grantor’s State of organization, type of organization and State of organization identification number is as set forth in Exhibit “E”.

3.9.         Deposit Accounts.  All of the Grantor’s Deposit Accounts located at a Bank as of the Closing Date are listed in Exhibit “D”.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, the Grantor agrees:

4.1.         General.

4.1.1  Inspection.  The Grantor will permit the Administrative Bank, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantor with, and to be advised as to the same by, the Grantor’s officers and employees, during normal business hours and upon reasonable advance notice as the Administrative Bank may determine, and all at the Grantor’s expense; provided that the Administrative Bank may make no more than one such visit at Grantor’s expense during any calendar year unless an Event of Default has occurred and is outstanding.

4.1.2  Reserved.

4.1.3  Records and Reports; Notification of Event of Default.  The Grantor shall keep and maintain materially complete, accurate and proper books and records with respect to the Collateral owned by the Grantor, and furnish to the Administrative Bank, with sufficient copies for each of the Holders of Secured Obligations, such reports relating to the Collateral as the Administrative Bank shall from time to time reasonably request.  The Grantor will give prompt notice in writing to the Administrative Bank and the Banks of the occurrence of any Event of Default.

4.1.4  Financing Statements and Other Actions; Defense of Title.  The Grantor hereby authorizes the Administrative Bank to file, and if requested will execute and deliver to the Administrative Bank, all financing statements describing the Collateral owned by the Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Bank in order to grant or maintain a first priority, perfected security interest in the Collateral owned by the Grantor (subject in each case to Permitted Encumbrances).  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Bank may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Bank herein.  The Grantor will defend title to the Collateral owned by the Grantor against all Persons and to defend the security interest of the Administrative Bank in such Collateral and the priority thereof against any Lien not expressly permitted hereunder or Permitted Encumbrances.

4.1.5  Liens.  Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by the Grantor other than Permitted Encumbrances.

4.1.6  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Grantor will (except as otherwise permitted hereunder or under the Loan Agreement):

(i)                                     not change its jurisdiction of organization; and

(ii)                                  not (a) have any material Inventory (other than Inventory in transit) or proceeds or products thereof at a location other than a location specified in Exhibit “A” with respect to the Grantor, (b) change its name or taxpayer identification number or (c) change its mailing address, unless, in each such case, the Grantor shall have given the Administrative Bank not less than ten (10) Business Days’ prior written notice of such event or occurrence and the Administrative Bank shall have taken such steps (with the cooperation of the Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Bank’s security interest in the

Collateral owned by the Grantor (including, with respect to clause (ii)(a) above, entry into a bailee agreement, landlord waiver or other appropriate collateral access agreement).

4.1.7  Other Financing Statements.  The Grantor will not suffer to exist or authorize the filing of any valid financing statement naming it as debtor covering all or any portion of the Collateral owned by the Grantor, except any financing statement authorized under Section 4.1.4 hereof.

4.2.         Instruments, Chattel Paper, and Documents.  The Grantor will deliver (i) to the Administrative Bank, immediately upon execution of this Security Agreement (and thereafter hold in trust for the Administrative Bank upon receipt and promptly deliver to the Administrative Bank), the originals of all Chattel Paper and Instruments constituting Collateral (ii) upon the Administrative Bank’s written request, the Grantor will deliver to the Administrative Bank (and thereafter hold in trust for the Administrative Bank upon receipt and immediately deliver to the Administrative Bank) any other Document evidencing or constituting Collateral.

4.3.         Reserved.

4.4.         Updating of Exhibits to Security Agreement.  The Grantor will, from time to time upon written request from the Administrative Bank,  provide to the Administrative Bank, updated versions, as necessary, of the Exhibits to this Security Agreement.  Updated versions of Exhibits shall replace the prior versions thereof being updated.  For the avoidance of doubt, the receipt of such updated Exhibits by the Administrative Bank shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1.         Acceleration and Remedies.  If an Event of Default shall have occurred and be continuing the Administrative Bank may, or at the direction of the Required Banks shall, exercise any or all of the following rights and remedies:

5.1.1  Those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Administrative Bank and the Holders of Secured Obligations prior to an Event of Default.

5.1.2  Those rights and remedies available to a secured party under the Utah UCC (whether or not the Utah UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.1.3  Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Bank may deem commercially reasonable.

The Administrative Bank, on behalf of the Holders of Secured Obligations, may reasonably determine that the disposition of Collateral requires compliance with applicable Laws other than the Utah UCC in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.2.         Grantor’s Obligations Upon Event of Default.  Upon the request of the Administrative Bank after the occurrence and during the continuance of an Event of Default, the Grantor will:

5.2.1  Assembly of Collateral.  Assemble and make available to the Administrative Bank the Collateral and all records relating thereto at any place or places specified by the Administrative Bank.

5.2.2  Administrative Bank Access.  Permit the Administrative Bank, by the Administrative Bank’s representatives and agents, to enter any premises (subject to any restrictions in applicable landlord or bailee agreements) where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3.         License.  The Administrative Bank is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Bank’s benefit.  In addition, the Grantor hereby irrevocably agrees that, subject to applicable law, the Administrative Bank may, following the occurrence and during the continuance of an Event of Default, sell any of the Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Administrative Bank’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to the Grantor and any Inventory that is covered by any copyright owned by or licensed to the Grantor and the Administrative Bank may finish any work in process and affix any trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Bank or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Bank with the concurrence or at the direction of the (a) Required Banks and (b) the Grantor, and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Bank and the Holders of Secured Obligations until the Secured Obligations (other than Unliquidated Obligations) have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.         Lockboxes.  Upon request of the Administrative Bank after the occurrence and during the continuance of an Event of Default, the Grantor shall execute and deliver to the Administrative Bank lockbox agreements in the form provided by or otherwise acceptable to the Administrative Bank, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Bank granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Bank.

7.2.         Collection of Receivables.  The Administrative Bank may at any time after the occurrence and during the continuance of an Event of Default, by giving the Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Bank for the benefit of the Holders of Secured Obligations.  In such event, the Grantor shall, and shall permit the Administrative Bank to, promptly notify the account debtors or obligors under the Receivables owned by the Grantor of the Administrative Bank’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Bank.  Upon receipt of any such notice from the Administrative Bank, the Grantor shall thereafter hold in trust for the Administrative Bank, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and promptly and at all times thereafter during the continuance of an Event of Default deliver to the Administrative Bank all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.

7.3.         Special Collateral Account.  At any time after the occurrence and during the continuance of an Event of Default, the Administrative Bank may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the

Administrative Bank and held there as security for the Secured Obligations.  The Grantor shall not have any control whatsoever over said cash collateral account.  The Administrative Bank shall apply the collected balances in said cash collateral account promptly to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

ARTICLE VIII

GENERAL PROVISIONS

8.1.         Notice of Disposition of Collateral; Condition of Collateral.  The Grantor hereby waives notice of the time and place of any public sale occurring during the continuance of an Event of Default or the time after which any private sale or other disposition of all or any part of the Collateral may be made during the continuance of an Event of Default.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrowers, addressed as set forth in Article IX hereof, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Administrative Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2.         Compromises and Collection of Collateral.  The Grantor and the Administrative Bank recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantor agrees that the Administrative Bank may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Bank may reasonably determine or abandon any Receivable, and any such action by the Administrative Bank shall be commercially reasonable so long as the Administrative Bank acts reasonably and in good faith based on information known to it at the time it takes any such action.

8.3.         Administrative Bank Performance of Grantor’s Obligations.  If an Event of Default has occurred and is continuing, the Administrative Bank may (without having any obligation to do so) perform or pay any obligation which the Grantor has agreed to (and failed to) perform or pay in this Security Agreement and the Grantor shall reimburse the Administrative Bank for any reasonable amounts paid by the Administrative Bank pursuant to this Section 8.3.  The Grantor’s obligation to reimburse the Administrative Bank pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.         Authorization for Administrative Bank to Take Certain Action.  The Grantor irrevocably authorizes the Administrative Bank at any time and from time to time in the sole discretion of the Administrative Bank and appoints the Administrative Bank as its attorney-in-fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Administrative Bank’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Bank’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Bank in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Bank’s security interest in the Collateral, (iv) to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Bank or the Grantor, and (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document or which are being contested in good faith pursuant to any other Loan Document), and the Grantor agrees to reimburse the Administrative Bank on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Bank in connection therewith, provided that this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Loan Agreement.

8.5.         Equitable Measures.  Nothing in this Security Agreement shall limit the right of the Administrative Bank to see equitable relief by appropriate proceedings to protect its rights and remedies set forth in this Security Agreement.

8.6.         Use and Possession of Certain Premises.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Bank shall be entitled to occupy and use any premises owned or leased by the Grantor (subject to the provisions of applicable leases and landlord agreements) where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Grantor for such use and occupancy.

8.7.         Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Administrative Bank and the Holders of Secured Obligations and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Required Banks.

8.8.         Survival of Representations.  All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.9.         Taxes and Expenses.  Taxes, costs, fees and expenses in respect of this Security Agreement shall be paid by the Grantor as required by the Loan Agreement.  Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.10.       Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.11.       Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Loan Agreement has terminated (subject to the survival of those terms that survive termination) pursuant to its express terms and (ii) all of the Secured Obligations have been paid in full in cash and performed in full and no commitments of the Administrative Bank or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.

8.12.       Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantor and the Administrative Bank relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Administrative Bank relating to the Collateral.

8.13.       Governing Law; Jurisdiction; Waiver of Jury Trial.

8.13.1  CHOICE OF LAW.  IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF  CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY AGREEMENT.

8.13.2  CONSENT TO JURISDICTION.  EACH PARTY HERETO, THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF UTAH OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS SECURITY AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN SALT LAKE COUNTY IN THE STATE OF UTAH, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM.  EACH PARTY HERETO FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS SECURITY AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN

SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

8.13.3  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS SECURITY AGREEMENT.

8.14.       Reserved.

8.15.       Reserved.

8.16.       Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.17.       Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic mail (PDF) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.18.       Release of Collateral.  Notwithstanding Article IV hereof or anything to the contrary set forth herein, if Collateral is permitted to be sold, transferred or assigned by the Grantor pursuant to or in connection with a transaction permitted hereunder or under the Loan Agreement (such as, but not limited to, a permitted asset sale or a permitted sale of a Subsidiary of the Grantor), then the Administrative Bank shall release such Collateral from its Lien thereon; provided, that the Grantor shall deliver a written certificate to the Administrative Bank (upon which the Administrative Bank shall be entitled to rely conclusively) certifying that such transaction is permitted under the Loan Agreement (each a “Collateral Release Certificate”), and providing evidence that reasonably supports such certification, prior to any such release. The Administrative Bank, at the Grantor’s sole cost and expense, shall deliver such documents and make such filings reasonably requested of it to further evidence such release.  For the avoidance of doubt, the Grantor shall be permitted to lease, sell, transfer or otherwise dispose of Inventory in the ordinary course of business free and clear of any Lien in favor of the Administrative Bank hereunder so long as an Event of Default has not occurred and is not continuing (any such Lien against such Inventory (other than the proceeds therefrom) being released automatically without further action of any Person), and any such lease, sale, transfer or disposition of Inventory in the ordinary course of business shall not require the Grantor to deliver a Collateral Release Certificate or otherwise provide evidence of such transaction occurring in the ordinary course of business.

ARTICLE IX

NOTICES

9.1.         Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.

9.2.         Change in Address for Notices.  Each of the Grantor, the Administrative Bank and the Banks may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.1.

ARTICLE X

THE ADMINISTRATIVE BANK

U.S. Bank National Association has been appointed Administrative Bank for the Holders of Secured Obligations hereunder pursuant to the Loan Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Bank hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Bank pursuant to the Loan Agreement, and that the Administrative Bank has agreed to act (and any successor Administrative Bank shall act) as such hereunder only on the express conditions contained in the Loan Agreement.  Any successor Administrative Bank appointed pursuant to the Loan Agreement shall be entitled to all the rights, interests and benefits of the Administrative Bank hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Grantor and the Administrative Bank have executed this Security Agreement as of the date first above written.

OVERSTOCK.COM, Inc., as Grantor

By:	/s/ Robert Hughes
Name:	Robert Hughes
Title:	Senior Vice President, Finance and Risk Management

U.S. BANK NATIONAL
ASSOCIATION, as Administrative Bank

By:	/s/ Adam Hill
Name:	Adam Hill
Title:	Vice President

SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT “A”

LOCATIONS INVENTORY

A.                                    Real Properties Owned by the Grantor:

None.

B.                                    Properties Leased by the Grantor (include Landlord’s Name):

WSL — CASTLE

1984 South 4800 West

Salt Lake City, UT  84118

Landlord:  Landmark 4, LLC

WHB — Hebron

1505 Worldwide Blvd.

Hebron, KY  41408

Landlord:  UPS Supply Chain Solutions, Inc.

JPA — Jonestown

80 Micro Drive

Jonestown, PA  17038

Landlord:  Ingram Micro Inc.

CPA — Carlisle

100 Louis Parkway

Carlisle, PA  17015

Landlord:  100 Louis Parkway, LLC

C.                                    Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements) (include name of warehouse operator or other bailee or consignee):

None.

EXHIBIT “B”

CHANGE IN LEGAL NAME OR JURISDICTION OF ORGANIZATION OR MERGER OR CONSOLIDATION

None.

EXHIBIT “C”

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Filing Office
Overstock.com, Inc.	Delaware Secretary of State

[intentionally omitted]

EXHIBIT “E”

ORGANIZATION INFORMATION

Grantor	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
Overstock.com, Inc.	87-0634302	Corporation	Delaware	3496781